Exhibit 24

POWER OF ATTORNEY

Each director and/or officer of Laclede Gas Company whose signature appears below appoints D. H. Yaeger, B. C. Cooper, M. C. Darrell and M. C. Kullman and each of them, severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, a registration statement on Form S-3 and any and all amendments (including post-effective amendments) to such registration statement covering first mortgage bonds, unsecured debt securities and preferred stock; and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

A copy hereof shall have the same force and effect as the original.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 19th day of March, 2007.

/s/ Douglas H. Yaeger
Douglas H. Yaeger

/s/ Kenneth J. Neises
Kenneth J. Neises

/s/ Mark D. Waltermire
Mark D. Waltermire

/s/ Barry C. Cooper
Barry C. Cooper